UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):

July 25, 2013

CACHE, INC.

(Exact name of registrant as specified in its charter)

Florida	0 -10345	59 -1588181
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

1440 Broadway, New York, New York 10018

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 575-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cache, Inc. (the “Company”) entered into a Credit Agreement on July 25, 2013 (the “Credit Agreement”). The Credit Agreement is among the Company, as a borrower, the subsidiaries of the Company party thereto from time to time, as borrowers (together with the Company, each a “Borrower” and, collectively, the “Borrowers”), Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, Wells Fargo Bank, National Association, as L/C Issuer, and the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”).  The credit facility (the “Credit Facility”) provided pursuant to the Credit Agreement consists of a $25 million revolving credit and letter of credit facility.

The Credit Agreement provides that the Borrowers may from time to time prior to July 25, 2018 borrow, repay and reborrow loans, and have letters of credit issued up to an aggregate amount of $5 million, in an aggregate amount outstanding at any time of up to $25 million.  The Borrowers have not made any drawings under the Credit Facility as of the date of this report. Any borrowings that the Borrowers might in the future make under the Credit Facility are due and payable on July 25, 2018, at which time the Credit Facility terminates.

Borrowings under the Credit Facility bear interest (i) when the average daily availability is equal to or greater than 50% of the borrowing base, at a variable rate equal to the London interbank offering rate, known as LIBOR, plus a margin of 1.50% per annum, or another rate based on certain market interest rates, plus a margin of 0.50% per annum, and (ii) when the average daily availability is less than 50% of the borrowing base, at a variable rate equal to LIBOR, plus a margin of 1.75% per annum, or another rate based on certain market interest rates, plus a margin of 0.75% per annum.

The obligations of the Borrowers under the Credit Facility are secured by liens on all of the assets of the Borrowers.

The Credit Agreement contains various customary covenants, including, but not limited to, limitations on indebtedness, liens, investments, dividends or other capital distributions, purchases or redemptions of stock, sales of assets or subsidiary stock, transactions with affiliates, line of business and accelerated payments of certain obligations.

The Credit Agreement contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to any loan party, the Lenders have the right to require the Borrowers to repay any outstanding loans under the Credit Facility.

The foregoing description is only a summary of the material terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRATION

The information disclosed above under Item 1.01 is hereby incorporated by reference.

ITEM 9.01           EXHIBITS

(d) Exhibits

The following exhibit is filed herewith:

10.1	Credit Agreement, dated as of July 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 30, 2013	CACHE, INC.

		By:	/s/ Margaret J. Feeney
Margaret J. Feeney
Executive Vice President and Chief Financial Officer